Exhibit 99.1

ADC Reports Second Quarter 2003 Results

    MINNEAPOLIS--(BUSINESS WIRE)--May 21, 2003--ADC (Nasdaq:ADCT):

    -- Gross Margins, Sales Per Employee and Loss Per Share Improve Sequentially for Three Consecutive Quarters

    -- Net Sales of $192 Million (GAAP and Pro Forma) of Which 35% Were International Sales

    --  Loss Per Share of $0.04 GAAP and $0.01 Pro Forma

    --  Gross Margin of 38.2% GAAP and 38.9% Pro Forma

    -- Improving Quarterly Sales Breakeven Point (Pro Forma) Below $200 Million from $215 Million (Unable to estimate GAAP as explained in the Outlook section of this release)

    --  Total Cash of $442 Million of Which $375 Million Is
        Unrestricted

    --  Current Ratio Improved to 2.3 and Long-Term Notes Payable
        Reduced to Zero

    ADC (Nasdaq:ADCT, www.adc.com) today announced results for the second quarter ended April 30, 2003 prepared in accordance with generally accepted accounting principles (GAAP) as summarized below for ADC and its operating segments, Broadband Infrastructure and Access (BIA) and Integrated Solutions (IS).
    "Our focus and hard work are paying off with improved financial performance," said Rick Roscitt, chairman and CEO of ADC. "There were a number of achievements in the quarter. For three consecutive quarters, ADC has sequentially improved gross margins, sales per employee and bottom-line results. We were also pleased with sequential quarterly sales growth in our broadband connectivity, systems integration and software businesses. ADC is well positioned with a strong balance sheet, cost-efficient operations, and key products and services for a diversified customer base around the globe. As a result of these factors, we expect earnings to grow faster than sales when communications capital spending increases."



GAAP Basis (dollars in millions, except per share amounts)
----------------------------------------------------------

                                2003           2003          2002
ADC Results                Second Quarter First Quarter Second Quarter
-----------               --------------- ------------- --------------
Net sales                 $         191.9         199.9          298.3
   Percent outside U.S.             34.9%         40.2%          27.2%
Gross margin                        38.2%         35.4%          24.7%
Operating loss            $        (31.4)        (44.0)        (160.5)
Loss before income taxes  $        (29.4)        (41.5)        (133.0)
Net loss                  $        (29.4)        (41.5)         (89.2)
Loss per share            $        (0.04)        (0.05)         (0.11)

Segment Results
---------------
Net sales:
BIA                       $         119.7         132.5          205.4
IS                        $          72.2          67.4           92.9
Operating loss:
BIA                       $         (8.8)        (10.7)         (78.6)
IS                        $         (0.6)         (8.7)          (6.1)


    Beginning in the fourth quarter of 2002 as previously announced, ADC is no longer recording a tax benefit for its loss before income taxes (pre-tax loss) that is available to reduce future tax liabilities. Consequently, ADC's GAAP pre-tax loss and net loss in this year's second quarter were both a $0.04 loss per share compared to a $0.05 pre-tax loss per share in the first quarter of 2003 and a $0.17 pre-tax loss per share in the second quarter of 2002.
    In addition to GAAP income statement results, ADC also presents pro forma income statement results prepared with certain adjustments as noted in this release. Due to the significance of ADC's restructuring activities from fiscal 2000 to 2003, management believes that a more meaningful comparison of fiscal 2003 results would exclude impairment charges, special charges and certain non-operating gains/losses, as well as the results of product lines discontinued or divested in fiscal 2002 in deriving pro forma income statements for fiscal 2003 and historical periods. For an explanation of items excluded from pro forma income statement results, please refer to the "Items Excluded from Pro Forma Results" section of this release and review the attached supplementary schedules that reconcile GAAP results to pro forma results for the three- and six-month periods ended April 30, 2003 and 2002 and the three-month period January 31, 2003.
    Pro forma basis results, which reflect adjustments to all quarters related to the exclusion of impairment charges, special charges and certain non-operating gains/losses, as well as the results of product lines that have been discontinued or divested in fiscal 2002, are summarized below for ADC and its operating segments.



Pro Forma Basis (dollars in millions, except per share amounts)
---------------------------------------------------------------

                                2003           2003          2002
ADC Results                Second Quarter First Quarter Second Quarter
-----------               --------------- ------------- --------------
Net sales                 $         191.9         199.9         293.8
Gross margin                        38.9%         35.4%         29.1%
Operating loss            $        (13.8)        (25.4)        (45.2)
Loss before income taxes  $        (11.5)        (22.1)        (46.0)
Net loss                  $        (11.5)        (22.1)        (28.5)
Loss per share            $        (0.01)        (0.03)        (0.04)

Segment Results
---------------
Net sales:
BIA                       $         119.7         132.5         200.9
IS                        $          72.2          67.4          92.9
Operating loss:
BIA                       $         (8.8)        (10.7)        (37.5)
IS                        $         (0.6)         (8.7)         (6.1)

For the reasons explained in the GAAP results above, pro forma pre-tax loss and net loss in this year's second quarter were both a $0.01 loss per share compared to a $0.03 pre-tax loss per share in the first quarter of 2003 and a $0.06 pre-tax loss per share in the second quarter of 2002.


    Strong Financial Condition

    "ADC remains focused on its goals of generating profitable growth and enhancing our strong balance sheet," said Robert E. Switz, executive vice president and CFO of ADC. "We are progressing toward these goals by lowering our breakeven point below $200 million in quarterly sales. Additional cash generation is expected when we exceed our lower breakeven point and from the disposition of assets held for sale. As of April 30, 2003, total cash was $442 million, of which $375 million was unrestricted, current ratio (current assets divided by current liabilities) improved to 2.3 and long-term notes payable were reduced to zero. Further strengthening of our balance sheet is expected to help us take advantage of strategic opportunities that enhance our leading market share positions."

    Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.



Other GAAP Data and Related Statistics (dollars in millions)
------------------------------------------------------------

                                      April 30, January 31,  April 30,
Balance Sheet Data                         2003        2003       2002
------------------                         ----        ----       ----
Cash and cash equivalents -
 unrestricted                         $   374.5        366.3     309.5
Restricted cash                       $    67.8        142.5     260.1
Restructuring accrual                 $    40.1         81.0     106.9
Current ratio                               2.3          1.9       1.7
Long-term notes payable               $     0.0         14.3       1.0
Long-term synthetic lease obligations
- off balance sheet                   $    47.0        103.0     252.0

                                           2003         2003      2002
                                         Second        First    Second
Cash Flow Data                          Quarter      Quarter   Quarter
-------------------------------------   -------      -------   -------
Total cash provided by (used in)
 operating activities                 $  (36.3)         50.2      82.3
Days sales outstanding                     51.6         47.2      50.8
Inventory turns - annualized                5.6          5.6       4.7
Depreciation and amortization         $    18.2         15.3      30.3
Property and equipment additions,
 net of disposals                     $    10.4          5.7       5.3


    Total cash used in operating activities was $36 million in the second quarter of 2003 primarily from the pay down of the restructuring accrual to $40 million from $81 million. An income tax refund of $23 million in the quarter was used to more than offset the other operating uses of cash. ADC expects to receive an additional income tax refund of approximately $10 million in its third quarter of 2003. The $50 million of total cash provided by operating activities in the first quarter of 2003 was primarily from an income tax refund of $103 million more than offsetting the other operating uses of cash during that period. Similarly, the $82 million of total cash provided by operating activities in the second quarter of 2002 was primarily from an income tax refund and patent settlement totaling $101 million that more than offset the other operating uses of cash in that quarter.
    ADC had a $40 million restructuring accrual in current liabilities as of April 30, 2003 that is estimated to be paid from unrestricted cash to settle restructuring liabilities related primarily to employee severance costs and leases on certain facilities.
    The majority of the $68 million of restricted cash represents cash pledged to secure and potentially settle a long-term synthetic lease obligation of $47 million and is not expected to become available as working capital. The remainder of the restricted cash secures letters of credit, currency hedging and other arrangements, and is expected to become available as working capital upon satisfaction of these obligations. ADC's long-term synthetic lease obligations and restricted cash amounts were reduced from January 31, 2003 primarily as a result of terminating certain leases during the quarter related to facilities to be sold.
    Total employees were approximately 6,100 as of April 30, 2003 compared to approximately 6,800 as of January 31, 2003 and approximately 10,100 as of April 30, 2002.

    Recent Wins and Achievements in Software and Wireless Solutions

    ADC's software and wireless solutions had numerous important developments in recent months as summarized below.

    Software

    Deutsche Telekom AG selected ADC's Singl.eView(TM) convergent billing and customer-management solution for implementation. The implementation is the result of a 10-year frame contract. Singl.eView will handle IP billing for Deutsche Telekom's customers. Deutsche Telekom selected Singl.eView for its flexibility, which will allow Deutsche Telekom to easily create various service offerings to respond to changing customer needs. In addition, Deutsche Telekom determined that Singl.eView is proven as a cost-effective solution and would decrease their total cost of ownership, as well as being highly scalable and easily configured.
    Nextel de Mexico, S.A. de C.V. selected ADC's Metrica(R) performance management software to support its broadband wireless network. Nextel Mexico will implement ADC's performance management solution, which provides fast and simple access to network information for network performance reporting and monitoring to further enhance quality of service.
    ADC expanded its Singl.eView operations in Bangalore, India to support an increasing customer base and partner operations in India and the surrounding Asia Pacific region. ADC's Singl.eView continues to enjoy success in the Asia Pacific region across a diverse range of customers that include Reliance Infocomm in India, Hutchison 3G, PLDT Philippines, TOT Thailand, Optus, and Virgin Mobile Australia.
    XO Communications, Inc. is installing ADC's Singl.eView dynamic transaction management platform for convergent billing and customer management. XO will use Singl.eView for its broadband business communications services, which include local and long distance, IP and integrated voice and data.

    Wireless

    U.S. Cellular selected ADC's Digivance(TM) Indoor Coverage Solution. This technology platform will extend U.S. Cellular's wireless coverage within a single building or multiple-building campus environment. The system will also enhance U.S. Cellular's wireless network flexibility and reliability and enable the company to introduce improved wireless services to its customers. The Digivance product family offers point-to-point and point-to-multipoint solutions for nearly any coverage situation. Digivance is currently providing service in applications such as office buildings, campus environments, hospitals, stadiums, convention centers, shopping malls and tunnels.
    ADC and LightPointe are working with a major U.S. wireless carrier for initial deployment of the combined Digivance and LightPointe's Flight(TM) Free-Space Optics (FSO) application. ADC's Digivance system provides network coverage with significant cost savings through a technique known as "Base-Station Hoteling". By centralizing base-station equipment and using Digivance, wireless carriers can easily deploy antennas into desired coverage areas, unconstrained by limitations of traditional base-station deployments and complicated zoning regulations. Digivance is the only solution that digitizes the wideband RF for transport over fiber. The integration of LightPointe FSO opens up additional opportunity to enhance network coverage by deploying remote antennas in routes and locations where terrestrial fiber is not available.
    ADC also demonstrated the use of Terabeam's millimeter wave equipment for use with ADC's Digivance radio over fiber system in wireless carrier deployments. ADC's Digivance radio frequency transport system allows wireless telecommunications carriers to deliver coverage and capacity via digital optical signals. Terabeam's high frequency millimeter wavelength systems extend the reach of fiber optic transmissions by taking that same signal and transmitting it via a 60-gigahertz radio signal. This is applicable in instances where fiber is not available and can be used in place of costly trenching and laying of fiber optic cable.
    ADC and Vanu, Inc. announced that the companies are combining their technology to provide a Software Defined Radio (SDR) solution for wireless infrastructure. SDR allows a single wireless device to support a wide range of wireless capabilities previously available only through multiple products. A remote transceiver system, like ADC's patented Digivance, allows wireless service providers to enhance their networks by cost-effectively extending coverage and distributing capacity wherever it is needed.

    Outlook

    ADC currently anticipates that revenues in the third quarter of 2003 will be around $190 million and related pro forma earnings per share - with no tax benefit for pre-tax loss - will be around a $0.01 loss. ADC does not provide an outlook for GAAP earnings per share for the reasons explained below. ADC cautions investors that forecasting in these soft and changing industry conditions combined with geopolitical uncertainties remains extremely difficult and subject to change, especially with respect to the timing of closing and deploying large contracts that can delay the start of new revenue sources. Sales by operating segment as a percent of total ADC sales are expected to be in the ranges of 60%-65% for BIA and 35%-40% for IS.
    "We recently began another portfolio review cycle to look for additional opportunities to enhance shareowner value in response to difficult and changing market conditions," added Roscitt. "As part of this process, we may make additional strategic choices to add and/or subtract product lines in our portfolio with the goal of growing profitably and being a leader in each market we serve. Consequently, we may seek to raise additional capital to enable us to pursue strategic opportunities."
    As previously announced, ADC will no longer provide tax benefits for pre-tax losses since it has fully utilized its carryback benefits with the fiscal 2002 tax loss. Starting in the fourth quarter of 2002, the tax benefits of ADC's pre-tax losses have been added to its deferred tax assets with an offsetting valuation reserve. As of April 30, 2003, ADC had a total of $735 million in deferred tax assets that have been offset by a full valuation reserve and as a result have been shown on the balance sheet at zero. As it generates pre-tax income in future periods, ADC does not currently expect to record significant income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Most of the deferred tax assets are not expected to expire until 2022.
    Subject to the unknown impact of soft and changing industry conditions and geopolitical uncertainties, ADC currently believes that a modest sequential increase in quarterly sales from the level expected in the third quarter of 2003 will enable it to report sequential quarterly improvement in pro forma earnings per share in the fourth quarter of 2003. Pro forma results in this outlook exclude impairment charges, special charges and certain non-operating gains/losses that may be incurred if ADC takes actions designed to further lower its breakeven point or restructure its operations. ADC is unable to provide an outlook for earnings per share on a GAAP basis at this time as ADC may incur such additional impairment charges, special charges and certain non-operating gains/losses in future fiscal quarters. The amount of any such additional charges is uncertain and will depend on many factors including the evolving outlook for industry conditions and ADC's businesses. If such charges are incurred they could result in a significant difference between GAAP and pro forma earnings per share.

    Review of Operating Segments

    The GAAP and pro forma sales results of ADC's operating segments are summarized above. Commentary on the changes in these results follows.

    Broadband Infrastructure and Access

    On a quarterly sequential basis from the first quarter of 2003, lower BIA sales were primarily from lower sales of cable telephony/data systems partially offset by increased sales for broadband connectivity systems. For the first time since the fourth quarter of 2000, broadband connectivity sales increased by at least 8% on a sequential quarter basis. Comparing second quarters on a year-over-year basis, lower BIA sales were primarily a result of lower sales in all business units as expected.

    Integrated Solutions

    On a quarterly sequential basis from the first quarter of 2003, sales increased for both software systems and systems integration services. This was the first time that systems integration sales increased on a sequential quarter basis since the first quarter of 2001. Software systems sales have now increased for two quarters in a row on a sequential quarter basis. Comparing second quarters on a year-over-year basis, sales of systems integration services and software were both lower in the second quarter of 2003 as expected.

    Items Excluded from Pro Forma Results

    Pro forma income statement results in both fiscal 2003 and 2002 exclude impairment charges, special charges and certain non-operating gains/losses. To provide a comparable basis for measuring the results of ADC in fiscal 2003, pro forma results in fiscal 2002 also exclude from all quarters the financial results of product lines discontinued or divested in fiscal 2002.
    In deriving pro forma results for the second quarter of 2003, ADC excluded charges of $18 million ($0.03 per share) of which $7 million were for non-cash items. These charges were comprised of:

    -- Impairment charges for fixed assets of $4 million ($0.01 per share); and

    -- Special charges from restructuring of $14 million ($0.02 per share) primarily related to employee reductions and facilities consolidations.

    In deriving pro forma results for the first quarter of 2003, ADC excluded charges of $19 million ($0.02 per share) of which $14 million were for non-cash items. These charges were comprised of:

    -- Impairment charges for fixed assets of $10 million ($0.01 per share);

    -- Special charges from restructuring of $8 million ($0.01 per share) primarily related to employee reductions and facilities consolidations; and

    -- Non-operating net loss of $1 million ($0.00 per share) primarily related to divestiture and investment activities.

    In deriving pro forma results for the second quarter of 2002, ADC excluded sales of $5 million and a net loss of $28 million ($0.03 loss per share) related to product lines that were discontinued or divested in fiscal 2002. ADC also excluded charges of $45 million ($33 million after tax or $0.04 per diluted share) of which $61 million before tax were for non-cash items. These charges were comprised of:

    -- Impairment charges for fixed assets of $17 million ($11 million after tax or $0.02 per share);

    -- Special charges from restructuring of $47 million ($31 million after tax or $0.06 per share) primarily related to employee reductions and facilities consolidations;

    -- Special charge from the write off of purchased in-process research and development of $11 million ($11 million after tax or $0.01 per share) as a result of ADC's buy-out of its joint venture partner;

    -- Non-operating net gain of $4 million ($3 million after tax or $0.01 per share) primarily related to divestiture and investment activities; and

    -- Non-operating income of $26 million ($17 million after tax or $0.04 per diluted share) primarily related to a patent infringement settlement.

    Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

    ADC will discuss its second quarter 2003 results and current outlook on a conference call scheduled today, May 21, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting today at 8:00 p.m. Eastern, the replay of the call can be accessed until 8:00 p.m. Eastern on May 28 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 9765462) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

    About ADC

    ADC is The Broadband Company(TM). ADC offers high-quality, value-added solutions of network equipment, software and systems integration services that enable communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses worldwide. ADC (NASDAQ: ADCT) has sales into more than 100 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

    Cautionary Statement under the Private Securities Litigation
Reform Act of 1995

    All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's revenues are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; ADC's ability to complete our restructuring initiative and streamline our operations successfully; the impact of actions we may take as a result of our current portfolio review cycle, which may include business acquisitions or divestitures; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; the availability of materials to make products; variations in the value of assets held or used by ADC in the operation of its business and other risks and uncertainties, including those identified in Exhibit 99-a to ADC's Report on Form 10-K for the fiscal year ended October 31, 2002. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED BALANCE SHEETS--UNAUDITED
                             (In millions)

                                              April 2003  October 2002
                                             ------------ ------------
ASSETS
------
CURRENT ASSETS:
      Cash and cash equivalents              $     374.5  $     278.9
      Available-for-sale securities                  3.1          0.5
      Accounts receivable, net                     110.1        114.6
      Unbilled revenue                              29.1         25.8
      Inventories, net                              83.7         94.9
      Prepaid income tax                            23.3        126.6
      Prepaid and other current assets              30.9         44.5
                                             ------------ ------------

      Total current assets                         654.7        685.8


PROPERTY AND EQUIPMENT, net                        170.9        206.8

ASSETS HELD FOR SALE                                24.5         20.0

RESTRICTED CASH                                     67.8        177.0

OTHER ASSETS:
      Intangibles                                    9.8         18.5
      Other Assets                                  24.1         36.1
                                             ------------ ------------

      TOTAL ASSETS                           $     951.8  $   1,144.2
                                             ============ ============


LIABILITIES AND SHAREOWNERS' INVESTMENT
---------------------------------------
CURRENT LIABILITIES:
      Accounts payable                       $      49.2  $      73.0
      Accrued compensation and benefits             61.8         74.1
      Other accrued liabilities                    122.3        110.8
      Restructuring  accrual                        40.1        124.2
      Notes payable                                  8.6         15.7
                                             ------------ ------------

      Total current liabilities                    282.0        397.8

LONG-TERM NOTES PAYABLE                              0.0         10.8
OTHER LONG-TERM LIABILITIES                          3.4          3.4
                                             ------------ ------------
      Total liabilities                            285.4        412.0

SHAREOWNERS' INVESTMENT
      (804.1 and 799.6 shares
       outstanding, respectively)                  666.4        732.2
                                             ------------ ------------

      TOTAL LIABILITIES AND
       SHAREOWNER'S INVESTMENT               $     951.8  $   1,144.2
                                             ============ ============


             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS--UNAUDITED
                             GAAP RESULTS
                (In millions, except per share amounts)

                    Three Months Ended         Six Months Ended
                         April 30,                 April 30,
                  ---------------------     ---------------------

                     2003         2002         2003         2002
                  --------     --------     --------     --------
NET SALES         $ 191.9      $ 298.3      $ 391.8      $ 591.8

COST OF PRODUCT
 SOLD               118.5        224.6        247.7        423.3
                  --------     --------     --------     --------
GROSS PROFIT         73.4         73.7        144.1        168.5
                  --------     --------     --------     --------
GROSS MARGIN         38.2%        24.7%        36.8%        28.5%

EXPENSES:
 Research and
  development        27.4         51.4         59.7         95.6
 Selling and
  administration     61.0        108.1        124.9        219.2
 Impairment
  charges             4.3         16.8         14.6         18.7
 Special charges     12.1         57.9         20.2         60.9
                  --------     --------     --------     --------
  Total expenses    104.8        234.2        219.4        394.4
                  --------     --------     --------     --------
   As a
    Percentage of
    Net Sales        54.6%        78.5%        56.0%        66.6%

OPERATING LOSS      (31.4)      (160.5)       (75.3)      (225.9)
OPERATING MARGIN    -16.4%       -53.8%       -19.2%       -38.2%
OTHER INCOME
 (EXPENSE), NET:
 Interest             1.6          2.2          2.7          3.0
 Other                0.4         25.3          1.7         20.0
                  --------     --------     --------     --------

LOSS BEFORE
 INCOME TAXES       (29.4)      (133.0)       (70.9)      (202.9)
BENEFIT FOR
 INCOME TAXES          --        (43.8)          --        (68.9)
                  --------     --------     --------     --------

NET LOSS          $ (29.4)(a)  $ (89.2)(b)  $ (70.9)(a)  $(134.0)(b)
                  ========     ========     ========     ========
NET MARGIN          -15.3%       -29.9%       -18.1%       -22.6%

AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
  DILUTED)          802.7        794.9        801.9        794.2
                  ========     ========     ========     ========
LOSS PER SHARE
 (BASIC AND
 DILUTED)         $ (0.04)(a)  $ (0.11)(b)  $ (0.09)(a)  $ (0.17 )(b)
                  ========     ========     ========     ========

(a) Excluding $13.3 million and $21.6 million special restructuring charges; $4.3 million and $14.6 million impairment charges; non-operating loss of $0.0 million and $2.9 million related to the write-down of investment portfolio; $0.0 million and $5.0 million non-operating gain on sale of investments; $0.0 million and $2.8 million non-operating loss related to the sale of divested product lines, $0.3 million and $0.3 million non-operating loss related to a sale leaseback transaction; net loss would have been $11.5 million and $33.7 million for the three and six months ended April 30, 2003, respectively. On the same basis, basic and diluted EPS would have been $(0.01) and $(0.04) for the three and six months ended April 30, 2003, respectively.

(b) Excluding $27.6 million and $46.9 million, net-of-tax, net loss related to product lines that were divested or discontinued prior to the second quarter of 2003; $41.0 million and $43.0 million, net-of-tax, special restructuring and in-process research and development charges; $11.1 million and $12.4 million, net-of-tax, impairment charges; non-operating gain of $17.0 million and $17.0 million, net-of-tax, related to a patent infringement settlement; $15.7 million and $20.3 million, net-of-tax, non-operating gain on sale of investments; $12.9 million and $14.5 million non-operating loss on write-down of investment portfolio; and $0.8 million and $0.8 million, net-of-tax, non-operating loss primarily related to an adjustment of the loss on product lines divested in fiscal 2001, net loss would have been $28.5 million and $53.7 million for the three and six months ended April 30, 2002, respectively. On the same basis, basic and diluted EPS would have been $(0.04) and $(0.07) for the three and six months ended April 30, 2002.

             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF CASH FLOW - UNAUDITED
                            ($ in Millions)


                                     Three Months        Six Months
                                         Ended             Ended
                                        April 30,         April 30,

                                     2003     2002     2003     2002
                                   ------- -------- -------- --------
Cash Flows from Operating
 Activities:
  Net loss                         $(29.4) $ (89.2) $ (70.9) $(134.1)
  Adjustments:
    Write-off purchased IPR&D          --     10.5       --     10.5
    Inventory and fixed asset
     write-offs                       5.6     17.5     15.9     19.4
    Depreciation and amortization    18.2     30.3     33.5     58.0
    Change in bad debt reserves       0.3     11.2      1.4      2.1
    Change in inventory reserves     (1.9)    18.3     (0.8)     8.3
    Non-cash stock compensation        --      2.6      2.1      5.4
    Change in deferred income
     taxes                             --     (0.6)      --     (1.5)
    Investment impairments             --     19.9       --     22.3
    Gain on sale of investments        --    (24.2)    (2.0)   (31.2)
    Loss on sale of business           --       --      2.8       --
    Loss (Gain) on sale of fixed
     assets and sale leasebacks       1.5     (1.4)     1.0      2.3
    Other                             1.6      1.5      2.1      1.6
    Changes in assets &
     liabilities, net of
     acquisitions
      Accounts receivable           (15.4)    28.6      8.7    117.6
      Inventories                     8.7     20.3      9.3     52.0
      Prepaid income taxes and
       other assets                  37.7      3.3    143.0    152.5
      Accounts payable              (13.4)    (2.5)   (30.8)   (57.1)
      Accrued liabilities           (49.9)    36.2   (101.3)   (13.6)
                                   ------- -------- -------- --------
        Total cash provided (used)
         by operating activities    (36.4)    82.3     14.0    214.5

Cash Flows from Investing
 Activities:
  Acquisitions, net of cash
   acquired                            --     (0.4)      --     (4.3)
  Divestitures, net of cash
   disposed                            --       --      0.5       --
  Property and equipment
   additions, net of disposals      (10.4)    (5.3)   (16.1)   (21.8)
  Decrease (Increase) in
   restricted cash                   74.6   (260.1)   109.1   (260.1)
  Short-term investments               --     25.0       --     32.2
  Long-term investments                --     (1.2)     4.0     (1.8)
                                   ------- -------- -------- --------
        Total cash provided (used)
         by investing activities     64.2   (242.0)    97.5   (255.8)

Cash Flows from Financing
 Activities:
  Decrease in debt                  (21.4)    (1.9)   (18.4)    (3.9)
  Common stock issued                 2.5      5.7      2.8      6.3
                                   ------- -------- -------- --------
        Total cash provided (used)
         by financing activities    (18.9)     3.8    (15.6)     2.4

Effect of exchange rate on cash      (0.7)    (0.3)    (0.3)    (0.2)
                                   ------- -------- -------- --------
Increase (Decrease) in cash and
 cash equivalents                     8.2   (156.2)    95.6    (39.1)
Cash and cash equivalents,
 beginning of period                366.3    465.7    278.9    348.6
                                   ------- -------- -------- --------
Cash and cash equivalents, end of
 period                            $374.5  $ 309.5  $ 374.5  $ 309.5
                                   ======= ======== ======== ========

                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)


                      For the Three Months Ended

                            April 30, 2003

                                  Restructuring and       Pro forma
                 GAAP Results     Other Charges (a)      Results (a)

NET SALES        $   191.9        $        --            $    191.9

COST OF PRODUCT
 SOLD                118.5              (1.2)                 117.3
                 ------------     -----------------      -----------
GROSS PROFIT          73.4                1.2                  74.6
                 ------------     -----------------      -----------
GROSS MARGIN         38.2%                 --                 38.9%

EXPENSES:
 Research and
  development         27.4                 --                  27.4
 Selling and
  administration      61.0                 --                  61.0
 Impairment
  charges              4.3              (4.3)                    --
 Special charges      12.1             (12.1)                    --
                 ------------     -----------------      -----------
  Total expenses     104.8             (16.4)                  88.4
                 ------------     -----------------      -----------
   As a
    Percentage
    of Net Sales     54.6%                 --                 46.1%

OPERATING INCOME
 (LOSS)             (31.4)               17.6                (13.8)
OPERATING MARGIN    -16.4%                 --                 -7.2%
OTHER INCOME
 (EXPENSE), NET:
 Interest              1.6                 --                   1.6
 Other                 0.4                0.3                   0.7
                 ------------     -----------------      -----------

INCOME (LOSS)
 BEFORE INCOME
 TAXES              (29.4)               17.9                (11.5)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES          --                  --                    --
                 ------------     -----------------      -----------
NET INCOME       $  (29.4)         $     17.9            $   (11.5)
                 ============     =================      ===========
NET MARGIN          -15.3%                 --                 -6.0%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)            802.7              802.7                 802.7
                 ============     =================      ===========
EARNINGS (LOSS)
 PER SHARE (BASIC
 AND
 DILUTED)        $  (0.04)         $     0.03            $   (0.01)
                 ============     =================      ===========


                      For the Three Months Ended

                            April 30, 2002

                           Restructuring
                  GAAP       and Other    Results from      Pro forma
                 Results    Charges (b)  Divestitures (b)  Results (b)

NET SALES       $ 298.3    $     --      $     (4.5)       $  293.8

COST OF PRODUCT
 SOLD             224.6       (0.7)           (15.5)          208.4
                --------   ------------- ----------------  -----------
GROSS PROFIT       73.7         0.7             11.0           85.4
                --------   ------------- ----------------  -----------
GROSS MARGIN      24.7%          --               --          29.1%

EXPENSES:
 Research and
  development      51.4          --           (10.7)           40.7
 Selling and
  administration  108.1         1.2           (19.4)           89.9
 Impairment
  charges          16.8      (16.8)               --             --
 Special charges   57.9      (57.9)               --             --
                --------   ------------- ----------------  -----------
  Total expenses  234.2      (73.5)           (30.1)          130.6
                --------   ------------- ----------------  -----------
   As a
    Percentage
    of Net Sales  78.5%          --               --          44.5%

OPERATING INCOME
 (LOSS)         (160.5)        74.2             41.1         (45.2)
OPERATING MARGIN -53.8%          --               --         -15.4%
OTHER INCOME
 (EXPENSE), NET:
 Interest           2.2          --            (0.0)            2.2
 Other             25.3      (29.3)              1.0          (3.0)
                --------   ------------- ----------------  -----------

INCOME (LOSS)
 BEFORE INCOME
 TAXES          (133.0)        44.9             42.1         (46.0)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES    (43.8)        11.8             14.5         (17.5)
                --------   ------------- ----------------  -----------
NET INCOME      $(89.2)    $   33.1      $      27.6       $ (28.5)
                ========   ============= ================  ===========
NET MARGIN       -29.9%          --               --          -9.7%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)         794.9       794.9            794.9          794.9
                ========   ============= ================  ===========
EARNINGS (LOSS)
 PER SHARE
 (BASIC AND
 DILUTED)       $(0.11)    $   0.04      $      0.03       $ (0.04)
                ========   ============= ================  ===========

(a) Excluding $13.3 million special restructuring charges; $4.3 million impairment charges; non-operating loss of $0.3 million related to a sale leaseback transaction; net loss and diluted EPS would have been $11.5 million and $(0.01) for the three months ended April 30, 2003, respectively.

(b) Excluding $27.6 million, net-of-tax, net loss related to product lines that were divested or discontinued prior to the second quarter of 2003; $41.0 million, net-of-tax, special restructuring and in-process research and development charges; $11.1 million, net-of-tax, impairment charges; non-operating gain of $17.0 million, net-of-tax, related to a patent infringement settlement; $15.7 million, net-of-tax, non-operating gain on sale of investments; $12.9 million, net-of-tax, non-operating loss on write-down of investment portfolio; and $0.8 million, net-of-tax, non-operating loss primarily related to an adjustment of the loss on product lines divested in fiscal 2001, net loss and diluted EPS would have been $28.5 million and $(0.04) for the three months ended April 30, 2002, respectively.

                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)

                      For the Three Months Ended

                            April 30, 2003

                                    Restructuring
                                      and Other           Pro forma
                   GAAP Results      Charges (a)          Results (a)

NET SALES          $  191.9         $     --              $  191.9

COST OF PRODUCT
 SOLD                 118.5            (1.2)                 117.3
                   ------------     -------------         -----------
GROSS PROFIT           73.4              1.2                  74.6
                   ------------     -------------         -----------
GROSS MARGIN          38.2%               --                 38.9%

EXPENSES:
 Research and
  development          27.4               --                  27.4
 Selling and
  administration       61.0               --                  61.0
 Impairment
  charges               4.3            (4.3)                    --
 Special charges       12.1           (12.1)                    --
                   ------------     -------------         -----------
  Total Expenses      104.8           (16.4)                  88.4
                   ------------     -------------         -----------
   As a
    Percentage
    of Net Sales      54.6%               --                 46.1%

OPERATING INCOME
 (LOSS)              (31.4)             17.6                (13.8)
OPERATING MARGIN     -16.4%               --                 -7.2%
OTHER INCOME
 (EXPENSE), NET:
 Interest               1.6               --                   1.6
 Other                  0.4              0.3                   0.7
                   ------------     -------------         -----------

INCOME (LOSS)
 BEFORE INCOME
 TAXES               (29.4)             17.9                (11.5)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES            --               --                    --
                   ------------     -------------         -----------
NET INCOME         $ (29.4)         $   17.9              $ (11.5)
                   ============     =============         ===========
NET MARGIN           -15.3%               --                 -6.0%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)             802.7            802.7                 802.7
                   ============     =============         ===========
EARNINGS (LOSS)
 PER SHARE (BASIC
 AND
 DILUTED)          $ (0.04)         $   0.03              $ (0.01)
                   ============     =============         ===========


                      For the Three Months Ended

                           January 31, 2003

                                    Restructuring
                                      and Other           Pro forma
                   GAAP Results      Charges (b)          Results (b)

NET SALES          $  199.9         $     --              $  199.9

COST OF PRODUCT
 SOLD                 129.1               --                 129.1
                   ------------     -------------         -----------
GROSS PROFIT           70.8               --                  70.8
                   ------------     -------------         -----------
GROSS MARGIN          35.4%               --                  35.4%

EXPENSES:
 Research and
  development          32.3               --                  32.3
 Selling and
  administration       63.9               --                  63.9
 Impairment
  charges              10.3           (10.3)                    --
 Special charges        8.3            (8.3)                    --
                   ------------     -------------         -----------
 Total Expenses       114.8           (18.6)                  96.2
                   ------------     -------------         -----------
  As a
   Percentage of
   Net Sales          57.4%               --                 48.1%

OPERATING INCOME
 (LOSS)              (44.0)             18.6                (25.4)
OPERATING MARGIN     -22.0%               --                -12.7%
OTHER INCOME
 (EXPENSE), NET:
 Interest               1.1               --                   1.1
 Other                  1.4              0.8                   2.2
                   ------------     -------------         -----------

INCOME (LOSS)
 BEFORE INCOME
 TAXES               (41.5)             19.4                (22.1)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES            --               --                    --
                   ------------     -------------         -----------
NET INCOME         $ (41.5)         $   19.4              $ (22.1)
                   ============     =============         ===========
NET MARGIN           -20.8%               --                -11.1%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)             801.1            801.1                 801.1
                   ============     =============         ===========
EARNINGS (LOSS)
 PER SHARE
 (BASIC AND
 DILUTED)          $ (0.05) $           0.02              $ (0.03)
                   ============     =============         ===========


(a) Excluding $13.3 million special restructuring charges; $4.3 million impairment charges; non-operating loss of $0.3 million related to a sale leaseback transaction, net loss and diluted EPS would have been $11.5 million and $(0.03) for the quarter ended April 30, 2003 respectively.

(b) Excluding $8.3 million special restructuring charges; $10.3 million impairment charges; non-operating loss of $2.9 million related to the write-down of investment portfolio; $4.9 million non-operating gain on sale of investments; and $2.8 million non-operating loss on sale of divested product lines, net loss and diluted EPS would have been $22.1 million and $(0.03) for the quarter ended January 31, 2003, respectively.

                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS
                (In millions, except per share amounts)

                       For the Six Months Ended

                            April 30, 2003

                                    Restructuring
                                      and Other            Pro forma
                   GAAP Results      Charges (a)           Results (a)

NET SALES          $  391.8         $     --               $ 391.8

COST OF PRODUCT
 SOLD                 247.7            (1.4)                 246.3
                   ------------     -------------         -----------
GROSS PROFIT          144.1              1.4                 145.5
                   ------------     -------------         -----------
GROSS MARGIN          36.8%               --                 37.1%

EXPENSES:
 Research and
  development          59.7               --                  59.7
 Selling and
  administration      124.9               --                 124.9
 Impairment
  charges              14.6           (14.6)                    --
 Special charges       20.2           (20.2)                    --
                   ------------     -------------         -----------
  Total expenses      219.4           (34.8)                 184.6
                   ------------     -------------         -----------
   As a
    Percentage
    of Net Sales      56.0%               --                 47.1%

OPERATING INCOME
 (LOSS)              (75.3)             36.2                (39.1)
OPERATING MARGIN     -19.2%               --                -10.0%
OTHER INCOME
 (EXPENSE), NET:
 Interest               2.7               --                   2.7
 Other                  1.7              1.0                   2.7
                   ------------     -------------         -----------
INCOME (LOSS)
 BEFORE INCOME
 TAXES               (70.9)             37.2                (33.7)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES            --               --                    --
                   ------------     -------------         -----------
NET INCOME         $ (70.9)         $   37.2              $ (33.7)
                   ============     =============         ===========
NET MARGIN           -18.1%               --                 -8.6%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)             801.9            801.9                 801.9
                   ============     =============         ===========
EARNINGS (LOSS)
 PER SHARE (BASIC
 AND
 DILUTED)          $ (0.09)         $   0.05              $ (0.04)
                   ============     =============         ===========


                       For the Six Months Ended

                            April 30, 2002

                          Restructuring  Results from      Pro forma
                  GAAP      and Other    Divestitures (b)  Results (b)
                 Results    Charges (b)

NET SALES       $  591.8  $       --     $    (11.4)       $ 580.4

COST OF PRODUCT
 SOLD              423.3       (0.7)          (31.4)         391.2
                --------  -------------  ----------------  -----------
GROSS PROFIT       168.5         0.7            20.0         189.2
                --------  -------------  ----------------  -----------
GROSS MARGIN       28.5%          --              --         32.6%

EXPENSES:
 Research and
  development       95.6          --          (21.0)          74.6
 Selling and
  administration   219.2         1.3          (28.8)         191.7
 Impairment
  charges           18.7      (18.7)              --            --
 Special charges    60.9      (60.9)              --            --
                --------  -------------  ----------------  -----------
  Total expenses   394.4      (78.3)          (49.8)         266.3
                --------  -------------  ----------------  -----------
   As a
    Percentage
     of Net
     Sales         66.6%          --              --         45.9%

OPERATING INCOME
 (LOSS)          (225.9)        79.0            69.8        (77.1)
OPERATING MARGIN  -38.2%          --              --        -13.3%
OTHER INCOME
 (EXPENSE), NET:
 Interest            3.0          --           (0.1)           2.9
 Other              20.0      (33.8)             1.4        (12.4)
                --------  -------------  ----------------  -----------
INCOME (LOSS)
 BEFORE INCOME
 TAXES           (202.9)        45.2            71.1        (86.6)
PROVISION
 (BENEFIT) FOR
 INCOME TAXES     (68.9)        11.8            24.2        (32.9)
                --------  -------------  ----------------  -----------
NET INCOME      $(134.0)  $     33.4     $      46.9       $(53.7)
                ========  =============  ================  ===========
NET MARGIN        -22.6%          --              --         -9.3%
AVERAGE COMMON
 SHARES
 OUTSTANDING
 (BASIC AND
 DILUTED)          794.2       794.2           794.2         794.2
                ========  =============  ================  ===========
EARNINGS (LOSS)
 PER SHARE
 (BASIC AND
 DILUTED)       $ (0.17)  $     0.04     $      0.06       $(0.07)
                ========  =============  ================  ===========

(a) Excluding $21.6 million special restructuring charges; $14.6 million impairment charges; non-operating loss of $2.9 million related to the write-down of investment portfolio; $5.0 million non-operating gain on sale of investments; $2.8 million non-operating loss on sale of divested product lines; and $0.3 million non-operating loss related to a sale leaseback transaction, net loss and diluted EPS would have been $33.7 million and $(0.04) for the quarter ended April 30, 2003, respectively.

(b) Excluding $46.9 million, net-of-tax, net loss related to product lines that were divested or discontinued prior to the second quarter of 2003; $43.0 million, net-of-tax, special restructuring and in-process research and development charges; $12.4 million, net-of-tax, impairment charges; non-operating gain of $17.0 million, net-of-tax, related to a patent infringement settlement; $20.3 million, net-of-tax, non-operating gain on sale of investments; $14.5 million non-operating loss on write-down of investment portfolio; and $0.8 million, net of-tax, non-operating loss primarily related to an adjustment of the loss on product lines divested in fiscal 2001, net loss and diluted EPS would have been $53.7 million and $(0.07) for the six months ended April 30, 2002, respectively.

                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
    OPERATING SEGMENT GAAP TO PRO FORMA RECONCILIATION - UNAUDITED
                             (In Millions)
              NET SALES GAAP TO PRO FORMA RECONCILIATION

                             2003           2003            2002
                        Second Quarter  First Quarter  Second Quarter
GAAP Net Sales
  BIA                   $       119.7  $        132.5  $        205.4
  IS                             72.2            67.4            92.9
                        -------------- --------------- ---------------
                                191.9           199.9           298.3
                        -------------- --------------- ---------------
Less:
  BIA - Divested Product
   Lines (a)                       --              --             4.5
  IS - Divested Product
   Lines (a)                       --              --              --
                        -------------- --------------- ---------------
                                   --              --             4.5
                        -------------- --------------- ---------------
Pro Forma Net Sales
  BIA                           119.7           132.5           200.9
  IS                             72.2            67.4            92.9
                        -------------- --------------- ---------------
                        $       191.9  $        199.9  $        293.8
                        ============== =============== ===============

(a) Excluding $0.0 million, $0.0 million, and $4.5 million of net sales from product lines divested prior to the fiscal year 2003, net sales would have been $191.9 million, $199.9 million, and $293.8 million for the three months ended April 30, 2003, January 31, 2003 and April 30, 2002, respectively.

           OPERATING INCOME GAAP TO PRO FORMA RECONCILIATION

                               2003           2003           2002
                          Second Quarter  First Quarter Second Quarter
GAAP Operating Income
  BIA                     $         (8.8) $      (10.7) $       (78.6)
  IS                                (0.6)         (8.7)          (6.1)
  Other                            (22.0)        (24.6)         (75.8)
                          --------------- ------------- --------------
                                   (31.4)        (44.0)        (160.5)
                          --------------- ------------- --------------
Less:
  BIA - Divested Product
   Lines (b)                          --            --          (41.1)
  IS - Divested Product
   Lines (b)                          --            --             --
  Other (b)                        (17.6)        (18.6)         (74.2)
                          --------------- ------------- --------------
                                   (17.6)        (18.6)        (115.3)
                          --------------- ------------- --------------
Pro Forma Operating Income
  BIA                               (8.8)        (10.7)         (37.5)
  IS                                (0.6)         (8.7)          (6.1)
  Other                             (4.4)         (6.0)          (1.6)
                          --------------- ------------- --------------
                          $        (13.8) $      (25.4) $       (45.2)
                          =============== ============= ==============

(a) Excluding $0.0 million, $0.0 million, and $41.1 million operating loss from product lines divested prior to fiscal 2003; $13.3 million, $8.3 million, and $57.4 million special restructuring and in-process research and development charges; and $4.3 million, $10.3 million and $16.8 million impairment charges; operating loss would have been $13.8 million, $25.4 million, and $45.2 million for the three months ended April 30, 2003, January 31, 2003 and April 30, 2002, respectively.

    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952/917-0590
             or
             Public Relations:
             Chuck Grothaus, 952/917-0306